                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated January 22, 1999 and March 25, 1999 included in this Annual Report on Form 10-K of CCA Prison Realty Trust, into Prison Realty Corporation's previously filed Registration Statement File Numbers 333-70419 and 333-70625. It should be noted that we have not audited any financial statements of CCA Prison Realty Trust subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our reports.




                                                            ARTHUR ANDERSEN LLP


Nashville, Tennessee
March 25, 1999